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Exhibit 10.28

TENTH AMENDMENT TO LOAN AGREEMENT AND
AMENDMENT TO INTERCREDITOR AGREEMENT

        THIS TENTH AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO INTERCREDITOR AGREEMENT (herein called this "Amendment") is made as of the 3rd day of January, 2003, by and among Western Gas Resources, Inc. ("Borrower"), Bank of America, N.A. ("Agent"), and the Lenders under the Loan Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Borrower, Agent, and Lenders have entered into that certain Loan Agreement dated as of April 29, 1999 (as amended, restated, or supplemented to the date hereof, the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Lenders made and became obligated to make loans to Borrower as therein provided;

        WHEREAS, Borrower, Agent, and Lenders desire to amend the Original Agreement for the purposes described herein;

        WHEREAS, Borrower previously issued to The Prudential Insurance Company of America ("PICA") and Pruco Life Insurance Company ("PRUCO") those certain Senior Notes dated October 27, 1992, September 22, 1993, December 27, 1993, October 27, 1994, and July 28, 1995, pursuant to a Master Shelf Agreement dated as of December 19, 1991 by and between Borrower and PICA (as heretofore amended, supplemented or modified, the "Original Prudential Agreement");

        WHEREAS, Borrower is entering into a Third Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective as of January 13, 2003) (the "Restated Prudential Agreement"), with PICA, PRUCO and Prudential Investment Management, Inc. ("Prudential"), amending and restating the Original Prudential Agreement, pursuant to which, among other things, the period during which senior notes may be issued thereunder is being extended and the facility size is being increased by $65,000,000 (allowing Borrower to issue an additional $65,000,000 in Debt Securities);

        WHEREAS, Agent, Lenders, and Prudential (as successor in interest to PICA) entered into that certain Intercreditor Agreement dated as of April 26, 2001 (the "Original Intercreditor Agreement"), to evidence their agreement with respect to certain payments that may be received by the Lenders and PICA under or in connection with the various guaranties executed by Related Persons in favor of the Lenders and Prudential;

        WHEREAS, Prudential is succeeding to all of PICA's rights and obligations under the Original Intercreditor Agreement;

        WHEREAS, Borrower desires that Majority Lenders consent to the Restated Master Shelf Agreement and the terms set forth therein; and

        WHEREAS, Agent, Lenders and Prudential desire to amend the Original Intercreditor Agreement on the terms set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
Definitions and References

        § 1.1.    Defined Terms.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment. As used herein, the following terms shall have the following meanings:

        "Amendment" means this Tenth Amendment to Loan Agreement and Amendment to Intercreditor Agreement.

        "Intercreditor Agreement" means the Original Intercreditor Agreement as amended by this Amendment.

        "Loan Agreement" means the Original Agreement as amended by this Amendment.

ARTICLE II.
Amendment

        § 2.1.    Definitions.

        (a)  The definition of "Debt Securities" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Debt Securities" means collectively those senior notes dated October 27, 1992, September 22, 1993, December 27, 1993, October 27, 1994, July 28, 1995, and all other senior notes issued by Borrower pursuant to that certain Third Amended and Restated Master Shelf Agreement effective as of January 13, 2003, between Borrower and The Prudential Insurance Company of America, Prudential Investment Management, Inc., Pruco Life Insurance Company and certain Prudential Affiliates, their successors and assigns, as amended, supplement, modified and restated from time to time (herein called the "Shelf Agreement")."

        (b)  The following definitions are hereby added to Section 1.1 of the Original Agreement, in alphabetical order, to read as follows:

          "Assignment and Acceptance" means an assignment and acceptance in substantially the same form as Exhibit G."

          "Tranche A Lenders" means Lenders designated as Tranche A Lenders on the Lenders Schedule."

          "Tranche A Majority Lenders" means, at the time in question, two or more Tranche A Lenders collectively having at least a 66 2/3% Tranche A Percentage Share."

          "Tranche A Percentage Share" means, with respect to any Tranche A Lender (a) when used in Sections 2.1 or 2.9, in any Notice of Borrowing or when no Tranche A Loans are outstanding hereunder, the percentage set forth opposite such Tranche A Lender's name on Schedule 3 attached hereto, and (b) when used otherwise, the percentage equal to the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Tranche A Lender's Tranche A Loans at the time in question, by (ii) the aggregate unpaid principal balance of all Tranche A Loans at such time."

          "Tranche B Lenders" means Lenders designated as Tranche B Lenders on the Lenders Schedule."

          "Tranche B Majority Lenders" means, at the time in question, two or more Tranche B Lenders collectively having at least a 66 2/3% Tranche B Percentage Share."

          "Tranche B Percentage Share" means, with respect to any Tranche B Lender (a) when used in Sections 2.1 or 2.9, in any Notice of Borrowing or when no Tranche B Loans are outstanding hereunder, the percentage set forth opposite such Tranche B Lender's name on Schedule 3 attached hereto, and (b) when used otherwise, the percentage equal to the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Tranche B Lender's Tranche B Loans at the time in question plus the Matured LC Obligations which such Tranche B Lender has funded pursuant to Section 3.2(b) plus that portion of the amount which Tranche B Lenders might be called upon to advance under all LCs then outstanding that such Tranche B Lender would be obligated to fund under Section 3.2(b), by (ii) the aggregate unpaid principal balance of all Tranche B Loans at such time plus the aggregate amount of LC Obligations outstanding at such time."

        § 2.2.    Committed Loans.    Section 2.1 of the Original Agreement is hereby amended in its entirety to read as follows:

        "Section 2.1    Committed Loans.

          (a)    Tranche A Loans.    Subject to the terms and conditions hereof, Tranche A Lenders severally agree to make loans to Borrower (herein called such Tranche A Lender's "Tranche A Loans") from time to time on any Business Day during the Tranche A Commitment Period so long as (i) all Tranche A Lenders are requested to make Tranche A Committed Loans of the same Type in accordance with their respective Tranche A Percentage Shares and as part of the same Borrowing, (ii) the aggregate amount of all Tranche A Loans outstanding does not exceed the Tranche A Commitment at any time and (iii) the aggregate amount of all Loans (including Committed Loans and Competitive Bid Loans) and all LC Obligations does not exceed the Commitment. The aggregate amount of all Tranche A Loans in any Borrowing must be greater than or equal to $250,000 and must be a higher integral multiple of $100,000 or must equal the unadvanced portion of the Tranche A Commitment. The obligation of Borrower to repay to each Tranche A Lender the aggregate amount of all Tranche A Loans made by such Tranche A Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note made by Borrower payable to the order of such Tranche A Lender (herein called such Tranche A Lender's "Tranche A Note") in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Tranche A Lender's Tranche A Note at any given time shall be the aggregate amount of all Tranche A Loans theretofore by such Tranche A Lender made minus all payments of principal theretofore received by such Tranche A Lender on its Tranche A Note. Principal paid or prepaid on the Tranche A Notes may, subject to the terms and conditions hereof, be reborrowed during the Tranche A Commitment Period. Interest on each Tranche A Note shall accrue and be payable as provided herein and therein.

          (b)    Tranche B Loans.    Subject to the terms and conditions hereof, Tranche B Lenders severally agree to make loans to Borrower (herein called such Tranche B Lender's "Tranche B Loans") from time to time on any Business Day during the Tranche B Commitment Period so long as (i) all Tranche B Lenders are requested to make Tranche B Loans of the same Type in accordance with their respective Tranche B Percentage Shares and as part of the same Borrowing, (ii) the sum of (a) the aggregate amount of all Tranche B Loans outstanding plus (b) the LC Obligations outstanding does not exceed the Tranche B Commitment at any time and (iii) the aggregate amount of all Loans (including Committed Loans and Competitive Bid Loans) and all LC Obligations does not exceed the Commitment. The aggregate amount of all Tranche B Loans in any Borrowing must be greater than or equal to $250,000 and must be a higher integral multiple of $100,000 or must equal the unadvanced portion of the Tranche B Commitment. In addition to the foregoing, upon the making of each payment by the Issuing Bank pursuant to any LC, Borrower shall be deemed to have requested each Tranche B Lender to, and such Tranche B Lender shall, make a Tranche B Loan in the amount of such Tranche B Lender's Tranche B Percentage Share of Borrower's consequent reimbursement obligation and apply the proceeds thereof to the payment of such reimbursement obligation. When any Matured LC Obligations is repaid with proceeds of a Borrowing, such Matured LC Obligations so repaid shall be extinguished and such Borrowing shall be governed by the terms of this Agreement applicable to all other Borrowings. Any such Borrowings are Borrowings of Committed Base Rate Loans unless otherwise designated by Borrower in compliance with the notice requirements set forth in Section 2.2. The obligation of Borrower to repay to each Tranche B Lender the aggregate amount of all Tranche B Loans made by such Tranche B Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note made by Borrower payable to the order of such Tranche B Lender (herein called such Tranche B Lender's "Tranche B Note") in the form of Exhibit B with appropriate insertions. The amount of principal owing on any Tranche B Lender's Tranche B Note at any given time shall be the aggregate amount of all Tranche B Loans theretofore by such Tranche B Lender made minus all payments of principal theretofore received by such Tranche B Lender on its Tranche B Note. Principal paid or prepaid on the Tranche B Notes may, subject to the terms and conditions hereof, be reborrowed during the Tranche B Commitment Period. Interest on each Tranche B Note shall accrue and be payable as provided herein and therein."

        § 2.3.    Mandatory Prepayments.    Sections 2.7(a) and 2.7(b) of the Original Agreement are hereby amended in their entirety to read as follows:

          "(a)    Tranche A Loans.    If the aggregate unpaid principal balance of the Tranche A Loans ever exceeds the Tranche A Commitment, Borrower shall, immediately after Agent on behalf of Tranche A Majority Lenders gives written notice of such fact to Borrower, make a prepayment to Agent for distribution to Tranche A Lenders in the amount of such excess on the Tranche A Loans in accordance with Tranche A Lenders' Tranche A Percentage Shares.

          (b)    Tranche B Loans.    If the sum of (i) the aggregate unpaid principal balance of the Tranche B Loans and (ii) the LC Obligations outstanding ever exceeds the Tranche B Commitment, Borrower shall, immediately after Agent on behalf of Tranche B Majority Lenders give written notice of such fact to Borrower, make a prepayment to Agent for distribution to Tranche B Lenders in the amount of such excess on the Tranche B Loans in accordance with Tranche B Lenders' Tranche B Percentage Shares and/or, if applicable, deliver LC Collateral as required by Section 3.8."

        § 2.4.    Facility Fees.    Section 2.9 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 2.9    Facility Fees.    In consideration of Lenders' commitment to enter into this Agreement and to advance funds to Borrower hereunder, (i) Borrower will pay to Agent, for pro rata distribution to each Tranche A Lender in accordance with its Tranche A Percentage Share, a facility fee for Tranche A Commitment determined on a daily basis by applying the Tranche A Facility Fee Rate to the Tranche A Commitment, and (ii) Borrower will pay to Agent for pro rata distribution to each Tranche B Lender in accordance with its Tranche B Percentage Share, a facility fee for the Tranche B Commitment determined on a daily basis by applying the Tranche B Facility Fee Rate to the Tranche B Commitment. Promptly at the end of each Fiscal Quarter Agent shall calculate the facility fees then due and shall notify Borrower thereof. Borrower shall pay such facility fee to Agent within five Business Days after receiving such notice."

        § 2.5.    LCs.    Article III of the Original Agreement is hereby amended in its entirety to read as follows:

"ARTICLE III

          Section 3.1.    LCs.    From time to time during the Tranche B Commitment Period, Borrower may request Issuing Bank to issue, in reliance on the agreements of Tranche B Lenders set forth in Section 3.2(b), letters of credit (each herein called an "LC") by means of an application in the form of Exhibit C, appropriately completed and with a proposed form of LC attached. Issuing Bank shall have no obligation whatsoever to issue any such requested LC, but any such LC which Issuing Bank does issue shall be subject to all terms and provisions hereof relating to LCs, and shall be subject to the following restrictions: (a) no LC issued hereunder shall have an expiration date later than the earlier of two years after the date of issuance thereof or the end of the Tranche B Commitment Period, without the prior written consent of all Tranche B Lenders; (b) no LC issued hereunder shall be issued in an amount greater than $10,000,000 without the prior written consent of Tranche B Majority Lenders; (c) the LC Obligations outstanding shall at no time exceed the LC Sublimit; (d) the sum of (i) the LC Obligations outstanding and (ii) the aggregate amount of all Tranche B Loans does not exceed the Tranche B Commitment; and (e) the aggregate amount of all Loans (including Committed Loans and Competitive Bid Loans) and all LC Obligations does not exceed the Commitment.

          Section 3.2.    Reimbursement of LCs.

          (a)    Reimbursement by Borrower.    Each payment by Issuing Bank pursuant to any LC (whether in response to a draft, a demand for payment, or otherwise), shall constitute a loan to and an obligation of Borrower. Borrower hereby promises to pay to Issuing Bank, or to Issuing Bank's order, at Issuing Bank's office at 901 Main Street, Dallas, Texas, on demand, any and all amounts paid by Issuing Bank pursuant to any and all LCs (such amounts being herein called the "Matured LC Obligations"). Section 2.1(b) describes certain situations in which such payments may be made with funds advanced by Tranche B Lenders under the Tranche B Notes, but Borrower's obligations to pay the Matured LC Obligations as provided in this section are absolute and not contingent upon the conditions for such Borrowings being met. Borrower hereby promises to pay to Issuing Bank, or to Issuing Bank's order, at Issuing Bank's office at 901 Main Street, Dallas, Texas, on demand, interest at the Default Rate on (a) any outstanding Matured LC Obligations and (b) any fees or other amounts due with respect to LCs (to the extent the same can legally bear interest). Borrower hereby promises to pay, when due, all present and future taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on, under or in respect of this Agreement or any LC and any payments of principal, interest or other amounts made on or in respect of any thereof (excluding, however, any such taxes, levies, costs and charges imposed on or measured by the overall net income of Issuing Bank). Borrower promises to indemnify Issuing Bank against, and to reimburse Issuing Bank on demand for, any of the foregoing taxes, levies, costs or charges paid by Issuing Bank and any loss, liability, claim or expense, including interest, penalties and legal fees, that Issuing Bank may incur because of or in connection with the failure of Borrower to make any such payment of taxes, levies, costs or charges when due or any payment of Matured LC Obligations when due. In addition, and without limiting the generality of the foregoing, if any law, regulation or the interpretation thereof by any court or administrative or governmental authority shall either impose, modify or deem applicable any capital, reserve, insurance premium or similar requirement against letters of credit issued by Issuing Bank and the result thereof shall be to increase the cost to Issuing Bank of issuing or maintaining any letter of credit; then, on demand by Issuing Bank, Borrower further promises to pay to Issuing Bank, from time to time, additional amounts which shall be sufficient to compensate Issuing Bank for the portion of such increased costs allocable to the LCs. A written advice(s) setting forth in reasonable detail such costs incurred by Issuing Bank, submitted by Issuing Bank to Borrower from time to time, shall be conclusive, absent manifest error, as to the amount thereof.

          (b)    Reimbursement by Tranche B Lenders.    Issuing Bank irrevocably agrees to grant and hereby grants to each Tranche B Lender, and, to induce Issuing Bank to issue LCs hereunder, each Tranche B Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Issuing Bank, on the terms and conditions hereinafter stated, for such Tranche B Lender's own account and risk an undivided interest equal to such Tranche B Lender's Tranche B Percentage Share of Issuing Bank's obligations and rights under each LC issued hereunder and the amount of each draft paid by Issuing Bank thereunder. In the event that Borrower should fail to pay Issuing Bank on demand the amount of any draft or other request for payment drawn under or purporting to be drawn under a LC as provided in subsection (a) above, each Tranche B Lender shall, before 2:00 p.m. (Dallas Time) on the Business Day Issuing Bank shall have given notice to Tranche B Lenders of Borrower's failure to so pay Issuing Bank, if such notice is given by 10:00 am., Dallas Time (or on the Business Day immediately succeeding the day such notice is given after 10:00 am. Dallas Time), pay to Issuing Bank at Issuing Bank's offices in Dallas, Texas, in legal tender of the United States of America, in same day funds, such Tranche B Lender's Tranche B Percentage Share of the amount of such draft or other request for payment from Borrower plus interest on such amount from the date Issuing Bank shall have paid such draft or request for payment to the date of such payment by such Tranche B Lender at the Default Rate. Each Tranche B Lender's obligation to make payment to Issuing Bank pursuant to the terms of this Section 3.2(b) is irrevocable and unconditional. If any such amount required to be paid by any Tranche B Lender pursuant to this Section 3.2(b) is not in fact made available by such Tranche B Lender to Issuing Bank within three Business Days after the date such payment is due, Issuing Bank shall be entitled to recover from such Tranche B Lender, on demand, such amount with interest thereon calculated from such due date at the Default Rate. A written advice(s) setting forth in reasonable detail the amounts owing under this Section 3.2, submitted by Issuing Bank to Borrower from time to time, shall be conclusive, absent manifest error, as to the amounts thereof. Whenever, at any time after Issuing Bank has made payment under any LC, and has received from any Tranche B Lender its Tranche B Percentage Share of such payment in accordance with this Section 3.2(b), Issuing Bank receives any payment related to such LC (whether directly from Borrower or otherwise, including proceeds of collateral applied thereto by Issuing Bank), or any payment of interest on account thereof, Issuing Bank will distribute to such Tranche B Lender its Tranche B Percentage Share thereof; provided, however, that in the event that any such payment received by Issuing Bank shall be required to be returned by Issuing Bank, such Tranche B Lender shall return to Issuing Bank the portion thereof previously distributed by Issuing Bank to it.

          Section 3.3.    Transferees of LCs.    Borrower agrees that if any LC provides that it is transferable, Issuing Bank is under no duty to determine the proper identity of anyone appearing as transferee of such LC, nor shall Issuing Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers. Payment by Issuing Bank to any purported transferee or transferees as determined by Issuing Bank is hereby authorized and approved, and Borrower further agrees to hold Issuing Bank and each Tranche B Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing or the circumstances described in Section 3.6.

          Section 3.4.    Extension of Maturity of LCs.    Borrower agrees that in the event of any extension of the maturity or time for presentation of drafts or demands for payment or any other modification of the terms of any LC at the request of Borrower or by order of any court or tribunal, with or without notification to others, or in the event of any increase in the amount of any LC at the request of Borrower or by order of any court or tribunal, this Agreement shall be binding upon Borrower with respect to the LC so increased or otherwise modified, with respect to drafts and demands for payment thereunder, and with respect to any action taken in accordance with such extension, increase or other modification by Issuing Bank or by any bank which is a confirming bank or an advising bank with respect to any LC.

          Section 3.5.    Restriction on Liability.    Neither Issuing Bank nor any bank which is a confirming bank or an advising bank with respect to an LC (in this section called a "correspondent") shall be responsible for (a) the use which may be made of any LC or for any acts or omissions of the users of any LC; (b) the existence or nonexistence of a default under any instrument secured or supported by any LC or any other event which gives rise to a right to call upon any LC; (c) the validity, sufficiency or genuineness of any document delivered in connection with any LC, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (d) except as specifically required by an LC, failure of any instrument to bear any reference or adequate reference to any LC, or failure of documents to accompany any draft at negotiation or failure of any person to note the amount of any draft on the reverse of any LC or surrender or take up any LC; or (e) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise. Issuing Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in the business of any of the correspondents or any refusal by Issuing Bank or any of the correspondents to pay or honor drafts drawn under any LC because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter enforced or for any matter beyond the control of Issuing Bank. The happening of any one or more of the contingencies referred to in the preceding clauses of this paragraph shall not affect, impair or prevent the vesting of any of the rights or powers of Issuing Bank and Tranche B Lenders under this Agreement, or the obligation of Borrower to make reimbursement. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth Borrower agrees that any action taken or omitted to be taken by Issuing Bank or any Tranche B Lender or by any correspondent under or in connection with any LC shall be binding on Borrower and shall not put Issuing Bank or any Tranche B Lender or any correspondent under any resulting liability to Borrower unless grossly negligent or in breach of good faith.

          Section 3.6.    No Duty to Inquire.    Borrower agrees that Issuing Bank is authorized and instructed to accept and pay drafts and demands for payment under the LCs without requiring, and without responsibility for, either at the time of acceptance or payment or thereafter, the determination as to the existence of any event giving rise thereto or the proper identity or authority of anyone appearing on behalf of the beneficiary of any LC.

          Section 3.7.    LC Fees.    In consideration of any issuance by Issuing Bank of LCs hereunder and of Tranche B Lender's incurrence of a reimbursement obligation with respect to such LCs, Borrower agrees to pay (a) to Agent for pro rata distribution to each Tranche B Lender in accordance with its Tranche B Percentage Share, a letter of credit fee at a rate equal to the Tranche B Eurodollar Spread then in effect, and (b) to such Issuing Bank for its own account, a letter of credit fronting fee at a rate equal to one-eighth of one percent per annum in each case times the actual daily maximum amount available to be drawn under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each Fiscal Quarter, commencing with the first such date to occur after the issuance of such letter of Credit, and on the expiration date for such Letter of Credit. Any change in the letter of credit fee rate as a result of a change in the Debt to Capitalization Ratio or Senior Debt to Capitalization Ratio shall become effective on the fifth Business Day following the date on which a notice is given to Agent pursuant to Section 2.17 or Lenders otherwise become aware of such a change in the Debt to Capitalization Ratio or the Senior Debt to Capitalization Ratio.

          Section 3.8.    LC Collateral.

          (a)    Cash Collateralize.    Upon the request of Agent, (i) if LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an extension of credit resulting from such drawing which has not been reimbursed on the date when made or refinanced as a Borrowing, or (ii) if, as of the seventh day prior to the Tranche B Maturity Date, any Letter of Credit remains outstanding and partially or wholly undrawn, the Borrower shall immediately pay to LC Issuer an amount equal to the LC Obligations then outstanding with respect to such Letter of Credit. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any LC, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral hereunder.

          (b)    Acceleration of LC Obligations.    If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Tranche B Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Tranche B Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the LC's have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding.

          (c)    Investment of LC Collateral.    Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all LC's have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

          (d)    Payment of LC Collateral.    When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Related Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts."

        § 2.6.    Reliance by Agent.    The third sentence of Section 9.2 of the Original Agreement is hereby amended in its entirety to read as follows:

  "As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Tranche A Majority Lenders, Tranche B Majority Lenders or Majority Lenders, as provided in this Agreement, and such instructions shall be binding on all of Tranche A Lenders, Tranche B Lenders or Lenders, respectively; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action."

        § 2.7.    Waivers and Amendments.    Section 10.1(b) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(b) No waiver or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent, (iii) if such party is Issuing Bank, by Issuing Bank, (iv) in any provision requiring the consent of Tranche A Majority Lenders, if such party is a Tranche A Lender, by such Tranche A Lender or by Agent on behalf of Tranche A Lenders with the written consent of Tranche A Majority Lenders, (v) in any provision requiring the consent of Tranche B Majority Lenders, if such party is a Tranche B Lender, by such Tranche B Lender or by Agent on behalf of Tranche B Lenders with the written consent of Tranche B Majority Lenders, and (vi) in any provision requiring the consent of Majority Lenders, if such party is a Lender, by Majority Lenders or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.8). Notwithstanding the foregoing or anything to the contrary herein, no such amendment or waiver shall, unless signed by all Lenders or by Agent on behalf of all Lenders with the prior consent of each individual Lender, (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the Percentage Share, the Tranche A Percentage Share, the Tranche B Percentage Share or Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, or (7) release any Collateral except in accordance with the express terms of any Loan Document. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, (a) without the prior consent of each individual Tranche A Lender, execute and deliver on behalf of such Tranche A Lender any waiver or amendment which would amend the definition herein of "Tranche A Majority Lenders" and (b) without the prior consent of each individual Tranche B Lender, execute and deliver on behalf of such Tranche B Lender any waiver or amendment which would amend the definition herein of "Tranche B Majority Lenders."

        § 2.8.    Limitation on Sales of Property.    The following clause (C) is hereby added to subsection (iii) of Section 6.2(d) of the Original Agreement:

          "(C)   the Toca gas processing and liquid fractionation facility located in Saint Bernard Parish Louisiana; and"

        § 2.9.    Assignments and Participations.    Section 10.5 of the Original Agreement is hereby amended in its entirety to read as follows:

          "(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, any indemnified party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)  Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent, shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis, and (iii) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.11). The Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c)  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent's office (which must be in the United States of America) a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Any Lender may, without the consent of, or notice to, the Borrower or theAgent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LC Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant,or (iii) release any Guarantor from its guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.15, and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.2 as though it were a Lender.

          (e)  A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.14 as though it were a Lender.

          (f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g)  If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.5(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

          (h)  As used herein, the following terms have the following meanings:

            "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (i)    Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns its entire Percentage Share of the Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as LC Issuer. In the event of any such resignation as LC Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as LC Issuer. Bank of America shall retain all the rights and obligations of the LC Issuer hereunder with respect to all LC's outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto."

        § 2.10.    Foreign Lenders.    Section 10.14 is hereby added to the Original Agreement to read as follows:

          "Section 10.14. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code of 1986 (a "Foreign Lender") shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Internal Revenue Code of 1986 (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Internal Revenue Code of 1986, without reduction. If any governmental authority asserts that the Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent."

        § 2.11.    Lenders Schedule and Assignment and Acceptance.    Schedule 3 attached to the Original Agreement is deleted and Schedule 3 hereto is substituted therefor. Exhibit G attached to the Original Agreement is deleted and Exhibit G hereto is substituted therefor.

ARTICLE IIA.
Amendment to Intercreditor Agreement

        § 2.1A.    Amendment to Intercreditor Agreement.    Each of Agent, Prudential, as successor in interest to PICA and each Lender hereby agrees that the term "Prudential Affiliate" in the Original Intercreditor Agreement is hereby amended in its entirety to mean the following:

  "Prudential Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with, Prudential Investment Management, Inc. ("Prudential") either directly or through subsidiaries and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition.

Agent, Prudential and Lenders hereby further agree that, for purposes of the definition of "Prudential Affiliate" the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other entity's voting stock or equivalent voting securities or interests.

ARTICLE IIB.
Consent to Restated Master Shelf Agreement

        § 2.1B.    Consent of Majority Lenders.    Majority Lenders hereby consent to Borrower's execution of the Restated Prudential Agreement and the provisions contained therein, including without limitation, the extension of the period during which senior notes may be issued thereunder and the increase of the facility size by $65,000,000 (allowing Borrower to issue an additional $65,000,000 in Debt Securities).

ARTICLE III.
Conditions of Effectiveness

        § 3.1.    Effective Date.

        (a)  Article II of this Amendment shall become effective as of July 30, 2002 when, and only when:

          (i)    Agent shall have received this Amendment, duly authorized, executed and delivered by Borrower, Agent, and Lenders in form and substance satisfactory to Agent;

          (ii)  Agent shall have received a certificate of a duly authorized officer of Borrower dated the date of this Amendment certifying: (i) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness; and(ii) as to such other corporate matters as Agent shall deem necessary;

          (iii)  Agent shall have received an opinion of General Counsel to Borrower with respect to this Amendment, in form and substance acceptable to Agent;

          (iv)  All fees and disbursements of Thompson & Knight L.L.P. relating to this Amendment and the Loan Agreement as provided in the Loan Agreement have been fully paid; and

          (v)  Agent shall have additionally received such other documents as Agent may reasonably request.

        (b)  Article IIA of this Amendment shall become effective as of the date first written above when and only when Agent shall have received this Amendment, duly authorized, executed and delivered by Agent, each Lender and Prudential.

        (c)  The remainder of this Amendment shall become effective as of the date first written above when and only when:

          (i)    Agent shall have received this Amendment, duly authorized, executed and delivered by Borrower, Agent, and Majority Lenders in form and substance satisfactory to Agent; and

          (ii)  All of the conditions listed in subsections (a)(ii) through (a)(v) of this Section 3.1 have been satisfied.

ARTICLE IV.
Representations and Warranties

        § 4.1.    Representations and Warranties of Borrower.    In order to induce each Lender to enter into this Amendment, Borrower represents and warrants on the date hereof and as of the Effective Date to each Lender that:

          (a)  The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof (except as such representations and warranties have been modified by the transactions contemplated herein).

          (b)  Borrower is duly authorized to execute and deliver this Amendment and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment.

          (c)  The execution and delivery by Borrower of this Amendment, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment.

          (d)  When duly executed and delivered, this Amendment, the Loan Agreement, and each other Loan Document, as affected hereby, will be a legal and binding obligation of each Related Person that is a party hereto and thereto enforceable against such Related Person in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

          (e)  The audited Consolidated financial statements of Borrower dated as of December 31, 2001, and the unaudited Consolidated financial statements of Borrower dated as of September 30, 2002, fairly present the Consolidated financial position at such date of Borrower and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such date for Borrower. Copies of such financial statements have heretofore been delivered to Agent. Since December 31, 2001, no material adverse change has occurred in the financial condition or business or in the Consolidated financial condition or business of Borrower.

ARTICLE V.
Miscellaneous

        § 5.1.    Ratification of Agreements.    The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Notes, or any other Loan Document.

        § 5.2.    Survival of Agreements.    All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

        § 5.3.    Loan Documents.    This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

        § 5.4.    Governing Law.    This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

        § 5.5.    Counterparts.    This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

WESTERN GAS RESOURCES, INC.
By:	Name: Title:
BANK OF AMERICA, N.A., as Agent and Lender
By:	Name: Title:
ABN AMRO BANK N.V., a Lender
By:	Name: Title:
By:	Name: Title:
BANK ONE, NA (MAIN OFFICE—CHICAGO), a Lender
By:	Name: Title:
COMERICA BANK—TEXAS, a Lender
By:	Name: Title:
CREDIT LYONNAIS NEW YORK BRANCH, a Lender
By:	Name: Title:
FLEET NATIONAL BANK, a Lender
By:	Name: Title:
SOCIÉTÉ GÉNÉRALE SOUTHWEST AGENCY, a Lender
By:	Name: Title:
UNION BANK OF CALIFORNIA, N.A., a Lender
By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION, a Lender
By:	Name: Title:
WELLS FARGO BANK, N.A., a Lender
By:	Name: Title:

        The undersigned is executing this Tenth Amendment to Loan Agreement and Amendment to Intercreditor Agreement for the sole purpose of agreeing to Section 2.1A, Amendment to Intercreditor Agreement, and for no other purpose.

PRUDENTIAL INVESTMENT MANAGEMENT, INC., for itself and on behalf of the holders of the Notes
By:	Name: Title:

CONSENT AND AGREEMENT

        Each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, and (ii) ratifies and confirms its respective Guaranty dated as of April 29, 1999 made by it in favor of Agent for the benefit of each Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect. This Consent and Agreement is effective as of July 30, 2002.

Date:                        , 2003

MIGC, INC.
WESTERN GAS RESOURCES TEXAS, INC.
MOUNTAIN GAS RESOURCES, INC.
LANCE OIL & GAS COMPANY, INC.
WESTERN GAS WYOMING, L.L.C.
By:	Name: Title:

CONSENT AND AGREEMENT

        The undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, and (ii) ratifies and confirms its Guaranty dated as of October 14, 1999 made by it in favor of Agent for the benefit of each Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect. This Consent and Agreement is effective as of July 30, 2002.

Date:                        , 2003

MGTC, INC.
By:	Name: Title:

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

        Reference is made to that certain Loan Agreement, dated as of April 29, 1999 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Western Gas Resources, Inc., a Delaware corporation (the ''Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent and Issuing Bank.

        The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

        1.    (a) Subject to paragraph 11, effective as of the date specified on Schedule 1 hereto (the "Effective Date"), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement.

        (b)  From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Section 10.5 of the Agreement.

        2.    On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

        3.    From and after the Effective Date, the Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

        4.    The Assignor represents and warrants to the Assignee that:

          (a)  The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

          (b)  the Assigned Interest listed on Schedule 1 accurately and completely sets forth the outstanding amount of all Loans and LC Obligations relating to the Assigned Interest as of the Effective Date;

          (c)  it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection in connection herewith or therewith; and

          (d)  this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

        The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Affiliates or the performance by the Borrower or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

        5.    The Assignee represents and warrants to the Assignor and the Agent that:

          (a)  it is an Eligible Assignee;

          (b)  it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection in connection herewith or therewith;

          (c)  this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

          (d)  under applicable laws no tax will be required to be withheld by the Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 2.14(d) of the Agreement are required to be delivered by the Assignee; and

          (e)  the Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

        6.    The Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto.

        7.    If either the Assignee or the Assignor desires a Note to evidence its Loans, it shall request the Agent to procure a Note from the Borrower.

        8.    The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

        9.    This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

        10.  This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Section of the Agreement entitled "Governing Law."

        11.  The effectiveness of the assignment described herein is subject to:

          (a)  if such consent is required by the Agreement, receipt by the Assignor and the Assignee of the consent of the Agent, the Issuing Bank and/or the Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Agent, the Assignor and the Assignee hereby request any such required consent and request that the Agent register the Assignee as a Lender under the Agreement effective as of the Effective Date; and

          (b)  receipt by the Agent of (or other arrangements acceptable to the Agent with respect to) any applicable assignment fee referred to in Section 10.5 of the Agreement and any tax forms required by Section 2.14(d) of the Agreement.

        By signing below, the Agent agrees to register the Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Percentage Share of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

        12.  Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

Assignor:
[Name of Assignor]
By:
Name:
Title:
Tax forms required by Section 2.14(d) of the Agreement included	Assignee: [Name of Assignee]
By:
Name:
Title:
(Signatures continue)

In accordance with and subject to Section 10.05 of the Loan Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:

WESTERN GAS RESOURCES, INC.
By:
Name:
Title:
BANK OF AMERICA, N.A., as Agent and LC Issuer
By:
Name:
Title:

SCHEDULE 1
TO
ASSIGNMENT AND ACCEPTANCE

THE ASSIGNED INTEREST

Effective Date:

Assigned Commitment	Type and amount of outstanding Obligations assigned	Assigned Tranche A Percentage Share/Tranche B Percentage Share
$	[type]$	%

SCHEDULE 2
TO
ASSIGNMENT AND ACCEPTANCE

ADMINISTRATIVE DETAILS

        (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

QuickLinks

  Exhibit 10.28